UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Effective as of August 2, 2024, Versa Power Systems Ltd. (“Versa”), a wholly owned subsidiary of FuelCell Energy, Inc. (“Company”), and 52nd Street Business Centre LP, by its General Partner, 52nd Street Business Centre GP Inc. (the “Landlord”) entered into a Lease Expansion and Amending Agreement (the “Lease Expansion and Amendment”) to the existing lease between the parties, which was originally entered into on May 20, 2005 by the Landlord’s predecessor in interest, Westpen Properties Ltd., amended on April 20, 2006, renewed on November 11, 2010, extended and amended on October 29, 2013, November 9, 2016, and January 10, 2020, expanded, extended and amended on January 5, 2023, expanded and amended on February 20, 2023, and amended on September 25, 2023 (as amended by all amendments, renewals, extensions, and expansions, including the Lease Expansion and Amendment, the “Lease”). The Lease covers the original premises comprised of approximately 32,000 square feet located at 4800 – 52nd Street SE, Calgary, Alberta, Canada (the “Original Premises”), which is currently used as an office, research and development center and cell stack manufacturing facility for the Company’s solid oxide platform, as well as the Additional Premises and the Second Additional Premises (in each case as defined below). As previously reported, in January 2023, Versa and the Landlord extended the term of the Lease through September 30, 2028 and expanded the space to be leased by Versa under the Lease to include an additional space located at 4800 – 52nd Street SE, Calgary, Alberta, Canada and consisting of approximately 48,000 square feet (the “Additional Premises”). In addition, as previously reported, in February 2023, Versa and the Landlord further expanded the space to be leased by Versa under the Lease to include another additional space located at 4800 – 52nd Street SE, Calgary, Alberta, Canada. consisting of approximately 18,627 square feet (the “Second Additional Premises”), for a term to expire on July 31, 2024.

The Lease Expansion and Amendment extends the term of the Lease with respect to the Second Additional Premises to September 30, 2028. Under the Lease Expansion and Amendment, beginning on August 1, 2024, Versa is obligated to pay an initial annual base rent for the Second Additional Premises of approximately $149,000 CAD per year, subject to annual increases. Versa will also be responsible for its proportional share of operating expenses, real estate taxes and other charges with respect to the Second Additional Premises, as provided for in the Lease. Absent any Event of Default (as such term is defined in the Lease Expansion and Amendment), the base rent shall abate for the first five months of the new lease term for the Second Additional Premises (i.e., until January 1, 2025).

The foregoing description of the Lease Expansion and Amendment is qualified in its entirety by reference to the full text of the Lease Expansion and Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 2, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer